UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2004

Rubio's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26125	33-0100303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 929-8226

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 5, 2004, Rubio’s Restaurants, Inc. (the "Company") promoted Sheri Miksa to the post of President and Chief Executive Officer, and appointed her to the Board of Directors of the Company, effective immediately. Ralph Rubio, the outgoing Chief Executive Officer, will remain Chairman of the Board and will continue to be actively involved in the Company. In connection with Ms. Miksa's promotion, the Board of Directors approved an increase in her annual base salary to $350,000 and awarded her with an option to purchase 100,000 shares of common stock at a price of $10.00 per share. The other terms of Ms. Miksa's employment arrangement with the Company are set forth in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 28, 2004 and are incorporated herein by reference.

On November 8, 2004, the Company issued a press release announcing Ms. Miksa's promotion. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.----99.1
Description----Press release dated November 8, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubio's Restaurants, Inc.

November 9, 2004	By:	John Fuller

Name: John Fuller
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 8, 2004